BY LAWS

                                    OF

        Mining, Milling, Manufacturing, and Marketing Inc., of Nevada

                           ARTICLE I - OFFICES

     Section 1. Principal Executive Office. The principal executive office of the Corporation is hereby fixed at 154 East Ford Avenue, Salt Lake City, in the state of Utah 84115.

     Section 2.   Other  Offices.     Branch  or  subordinate  offices  may be
established by the Board of Directors at such other places as may be desirable.

                          ARTICLE II - SHAREHOLDERS

     Section 1. Place of Meeting. Meetings of shareholders shall be held either at the principal executive office of the Corporation or at any other location within or without this State which may be designated by written consent of all persons entitled to vote thereat.

     Section 2. Annual Meetings. The annual meeting of shareholders shall be held on 13 March provided, however, that should said day fall upon a Saturday, Sunday or legal holiday observed by the Corporation at its principal executive office, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is a full business day. At such meetings, directors shall be elected by plurality vote and any other proper business may be transacted.

     Section 3. Special Meetings. Special meetings of the shareholders may be called for any purpose or purposes permitted by the laws of this State at any time by the Board, the President or by shareholders entitled to cast not less than twenty-five percent of the votes at such meeting. Upon request in writing to the Chairman of the Board, the President, any Vice-President or the Secretary, by any person or persons entitled to call a special meeting of shareholders entitled to vote that a special meeting will be held not less than thirty-five (35) nor more than sixty (60) days after the date of the notice.

     Section 4. Notice of Annual or Special Meeting. Written notice of each annual meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date, and hour of the meeting and (1) in the case of a special meeting the general nature of the business to be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders, but, any proper matter may be presented at the meeting for such action. The notice of any meeting at which Directors are to be elected shall include the names of the nominees intended, at the time of notice , to be presented by management for election. Notice of a shareholders' meeting shall be given either personally or by mail or, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or if no such address or such shareholder appearing on the books of the Corporation or if no such address appears or is given, by publication at least once in a newspaper of general circulation on the County of the principle Executive Office. An affidavit of mailing of any notice, executed by the Secretary, shall be prima facie evidence of the giving of the notice.

     Section 5. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If a quorum is present, the affirmative vote of the majority of the shareholders represented and voting at the meeting on any matter, shall be the act of the shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the number of shares required as noted above to constitute a quorum. Notwithstanding the foregoing, (1) the sale, transfer and other disposition of substantially all of the Corporation's properties and (2) a merger or consolidation of the Corporation shall require the approval by an affirmative vote of not less than two-thirds (2/3) of the Corporation's issued and outstanding shares.

     Section 6. Adjourned Meeting and Notice Thereof. Any shareholders' meeting, whether or not a quorum is present, may be adjourned from time to time. In the absence of a quorum (except as provided in Section 5 of this Article), no other business may be transacted at such meeting. It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

     Section 7. Voting. The shareholders entitled to notice of any meeting or to vote at such meeting shall be only persons in whose name shares stand on the stock records of the Corporation on the record date determined in accordance with Section 8 of this Article. Each shareholder shall be entitled to one vote for each share of stock in his own name on the books of the Company, whether represented in person or by proxy.

     Section 8. Record Date. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of a meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting nor more than sixty
(60) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than as set forth in
Section 8 or Section 10 of this Article shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

     Section 9. Consent of Absentees. The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 10.  Action  Without  Meeting.   Any  action  which,   under  any
provision of law, may be taken at any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the actions so taken, shall be signed by the holders of outstanding shares having not less than a minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in Section 8 of this Article, the record date for determining shareholders entitled to give consent pursuant to this Section 10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

     Section 11. Proxies. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary not less than five (5) days prior to the meeting.

     Section 12. Conduct of Meeting. The President shall preside as Chairman at all meetings of the shareholders, unless another Chairman is elected. The Chairman shall conduct each such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedures. The Chairman's ruling on procedural matters shall be conclusive and binding on all shareholders, unless at the time of a ruling a request for a vote is made by the shareholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all shareholders. Without limiting the generality of the foregoing, the Chairman shall have all of the powers usually vested in the Chairman of a meeting of shareholders.

                          ARTICLE III - DIRECTORS

     Section 1. Powers. Subject to limitation of the Articles of Incorporation, of these Bylaws, and of actions required to be approved by the shareholders, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may, as permitted by law, delegate the management of the day-to-day operation of the business of the Corporation to a management company or other persons or officers of the Corporation provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board. Without prejudice to such general powers, it is hereby expressly declared that the Board shall have the following Powers:

     (a) to select and remove all of the officers, agents and employees of the Corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or these Bylaws, fix their compensation, and require from them, if necessary, security for faithful services;
     (b) to conduct, manage, and control the affairs and business of the Corporation, prescribe the powers and duties for them as may not be inconsistent with law, or with the Articles of Incorporation or these Bylaws, as they may deem best.
     (c) to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock and to alter the form of such seal and of such certificates from time to time, upon such terms and for such consideration as may be lawful;
     (d) to authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such consideration as may be lawful;
     (e) to borrow money and incur indebtedness for the purposes of the Corporation, and to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidence of debt and securities therefore.

     Section 2. Number and Qualification of Directors. The authorized number of Directors shall be three until changed by amendment of the Articles or a bylaw duly adopted by approval of the outstanding shares amending this Section 2.

     Section 3. Election and Term of Office. The Directors shall be elected at each annual meeting of shareholders but if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of shareholders held for that purpose. Each Director shall hold office until the next annual meeting and until a successor has been elected.

     Section 4. Chairman of the Board. At the regular meeting of the Board, the first order of business will be to select, from its members, a Chairman of the Board whose duties will be to preside at all Board meetings until the next annual meeting and until a successor has been chosen.

     Section 5. Vacancies. Any Director may resign effective upon giving written notice to the Chairman of the Board, the President, Secretary, or the Board, unless the notice specified a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be appointed to take office when the resignation becomes effective. Vacancies in the Board including those existing as a result of a removal of a Director, shall be filled by the remaining Directors by appointment at a special meeting, and each Director so appointed shall hold office until the next annual meeting and until such Director's successor has been elected and qualified. A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any Director or if the authorized number of Directors be increased, or if the shareholders at which any Directors are elected, to elect the full authorized number of Directors to be voted for the meeting. The Board may declare vacant that office of a Director who has been declared of unsound mind by an order of court or convicted of a felony. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of the Director's term of office.

     Section 6. Place of Meeting. Any meeting of the Board shall be held at any place within or without the State of Utah which has been designated from time to time by the Board. In the absence of such designation, meetings shall be held at the principal executive office of the Corporation.

     Section 7. Regular Meetings. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, selection of a Chairman of the Board, election of officers, and the transaction of their business. Call and notice of such regular meeting is hereby dispensed with.

     Section 8. Special Meetings. Special meetings of the Board for any purposes may be called at any time by the Chairman of the Board, the President, or the Secretary or by any two Directors. Special meetings of the Board shall be held upon at least four (4) days' written notice or forty-eight (48) hours notice given personally or by telephone, telegraph, telex or other similar
means of  communication.   Any  such notice shall be addressed or delivered to
each Director at such Director's address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the Director for purposes of notice.

     Section 9. Quorum. A majority of the authorized number of Directors constitutes a quorum of the Board for the transactionof business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the number of Directors required as noted above to constitute a quorum for such meeting.

     Section 10. Participation in Meetings by Conference Telephone. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

     Section 11. Waiver of Notice. The transactions of any meeting of the Board, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 12. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any Directors' meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

     Section 13.  Fees and Compensation.  Directors and members  of committees
may  receive  such  compensation,  if  any,  for  their   services,  and  such
reimbursement for expenses, as may be fixed or determined by the Board.

     Section 14. Action Without Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such consent or consents shall have the same effect as a unanimous vote of the Board and shall be filed with the minutes of the proceedings of the Board.

     Section 15. Committees. The Board may appoint one or more committees, each consisting of two or more Directors, and delegate to such committees any of the authority of the Board except with respect to:
     (a) the approval of any action which requires shareholders' approval or approval of the outstanding shares;
     (b) the filling of vacancies on the Board or on any committees;
     (c) the fixing of compensation of the Directors for serving on the Board or on any committee;
     (d) the amendment or repeal of Bylaws or the adoption of new Bylaws;
     (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable by a committee of the Board;
     (f) a distribution to the shareholders of the Corporation;
     (g) the appointment of other committees of the Board or the members thereof.
Any such committee must be appointed by resolution adopted by a majority of the authorized number of Directors and may be designated an Executive Committee or by such other name as the Board shall specify. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. Unless the Board or such committee shall otherwise provide, the regular or special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept of each meeting of each committee.

                             ARTICLE IV - OFFICERS

     Section 1. Officers. The officers of the Corporation shall be a President, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as may be elected or appointed in accordance with the provisions of Section 3 of this Article.

     Section 2. Election. The officers of the Corporation, except such officers as may be elected or appointed in accordance with the provisions of
Section 3 or Section 5 of this Article, shall be chosen annually by, and shall serve at the pleasure of, the Board, and shall hold their respective offices until their resignation, removal or other disqualification from service, or until their respective successors shall be elected.

     Section 3. Subordinate Officers. The Board may elect, and may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as a Board, or the President may from time to time direct.

     Section 4. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer upon whom such power of removal may be conferred by the Board. Any officer may resign at any time by giving written notice to the
Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. The acceptance of such resignation shall not be necessary to make it effective.

     Section 5. Vacancies. A vacancy of any office because of death, resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed by these Bylaws for the regular election or appointment to such office.

     Section 6. President. The President shall be the chief executive officer and general manager of the Corporation. The President shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board at all meetings of the Board. The President has the general powers and duties of management usually vested in the chief executive officer and the general manager of a corporation and such other powers and duties as may be prescribed by the Board.

     Section 7. Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board or, if not ranked, the Vice President designated by the Board, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions that are upon the President. The Vice President shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the President or the Board.

     Section 8. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings and shareholders, the Board, and its committees, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and committee meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the Corporation at the principal executive offices of the Corporation. The Secretary shall keep, or cause to be kept. At the principal executive office, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board and of any committees thereof required by these Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     Section 9. Treasurer. The Treasurer is the chief financial officer of the Corporation and shall keep and maintain, or cause to be kept maintained, adequate and correct accounts of the properties and financial transactions of the Corporation, and shall send or cause to be sent to the shareholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, shall render to the President and Directors, whenever they request it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board.

     Section 10. Agents. The President, any Vice-President, the Secretary or Treasurer may appoint agents with power and authority, as defined or limited in their appointment, for and on behalf of the Corporation to execute and
deliver,  and   affix  the  seal  of  the  Corporation  thereto,   and   bonds,
undertakings, recognizances, consents of surety or other written obligations in the nature thereof and any of said officers may remove any such agent and revoke the power and authority given to him.

                        ARTICLE V - OTHER PROVISIONS

     Section 1. Dividends. The Board may, from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by law, subject to any contractual restrictions to which the Corporation is then subject.

     Section 2. Inspection of Bylaws. The Corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended to date which shall be open to inspection by shareholders at all responsible times during office hours. If the principal executive office of the Corporation is outside the State of Utah and the Corporation has no principal business office in such State, it shall upon the written notice of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date.

                           ARTICLE VI - AMENDMENTS

These Bylaws may be altered, amended or repealed either by approval of a majority of the outstanding shares entitled to vote or by the approval of the Board; provided, however, that after the issuance of shares, a Bylaw specifying or changing a fixed number of Directors or the maximum or minimum number or changing from a fixed to a flexible Board or vice versa may only be adopted by the approval by an affirmative vote of not less than two-thirds (2 / 3) of the Corporation's issued and outstanding shares entitled to vote.

                          ARTICLE VII - FISCAL YEAR

The fiscal year of this Corporation shall begin on April 1  and ends March 31.